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                                   Exhibit 23
                         Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 2-69298) pertaining to the Houghton Mifflin 401(k) Savings Plan of our report dated May 17, 2001, except for Note 5, as to which the date is June 1, 2001, with respect to the financial statements and schedules of the Houghton Mifflin 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.




                                                 /s/ Ernst & Young LLP





Boston, Massachusetts
June 22, 2001




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